EXHIBIT 10.7

AMENDMENT NO. 9 TO

LOAN AND SECURITY AGREEMENT

                THIS AMENDMENT NO. 9 TO LOAN AND SECURITY AGREEMENT (this “Amendment”), is entered into as of June 12, 2002, by and between SUNROCK CAPITAL CORP., a Delaware corporation (“Lender”), and DSI TOYS, INC., a Texas corporation (“Borrower”).

RECITALS

                A.            Borrower and Lender have entered into that certain Loan and Security Agreement, dated as of February 2, 1999 (as the same has been, and may hereafter be, amended, modified, supplemented or restated from time to time, the “Loan Agreement”).

                B.            The Borrower and Lender have agreed to amend and modify the Loan Agreement as set forth below, subject to the terms, conditions and limitations in the Loan Agreement and this Amendment.

                NOW, THEREFORE, in consideration of the premises herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties, intending to be legally bound, hereby agree as follows:

ARTICLE I

Incorporation of Definitions

                1.01        Capitalized terms used in this Amendment, to the extent not otherwise defined herein, shall have the same meanings as in the Loan Agreement, as amended hereby.

ARTICLE II

Amendments

                2.01        Definition of Ninth Amendment.  Section 1 of the Loan Agreement is hereby amended by adding the following Subsection 1.36:

                “1.36       “Ninth Amendment” shall mean that certain Amendment No. 9 to Loan and Security Agreement, executed as of June 12, 2002, by and between Lender and Borrower.”

                2.02  Amendment to Section 2.2 of the Loan Agreement.  Section 2.2 of the Loan Agreement are hereby amended and restated to read in its entirety as follows:

                “2.2         Seasonal Inventory Advances; Overadvance Facility.

                (a)           In addition to the Loans permitted under Section 2.1 above and 2.2(b) below, but subject to, and upon the terms and conditions contained herein (including, without limitation, the provisions set forth in Sections 2.4 and 2.5 below), Lender agrees to make Loans to Borrower from time to time up to the lesser of:

                (1)           the Maximum Credit less Loans extended under Section 2.1 above; and

                (2)           (i) during the period commencing January 1, 2002, and extending through July 26, 2002, (A) ten percent (10%) of the Value of Eligible Inventory; and (B) ten percent (10%) of the Value of Eligible In-Transit Inventory; or

                                (ii) during the period commencing January 1, 2003, and extending through June 30, 2003, the sum of: (A) ten percent (10%) of the Value of Eligible Inventory; and (B) ten percent (10%) of the Value of Eligible In-Transit Inventory; or

                                (iii) during the period commencing January 1, 2004, and extending through June 30, 2004, the sum of: (A) ten percent (10%) of the Value of Eligible Inventory; and (B) ten percent (10%) of the Value of Eligible In-Transit Inventory (All Loan amounts calculated pursuant to Section 2.2(a)(2)(i) through (iii), inclusive, shall be subject to reduction for all applicable Availability Reserves); and

                (b)           In addition to the Loans permitted under Sections 2.1 and 2.2(a) above and notwithstanding the provisions of Section 2.4 to the contrary, but otherwise subject to, and upon the terms and conditions contained herein (including, without limitation, the provisions set forth in Sections 2.4 and 2.5 below), Lender agrees to allow overadvances to remain outstanding up to, but not greater than, the following amounts during the following periods:

(1)           $900,000 during the period commencing as of the date of the Ninth Amendment and ending June 14, 2002;

(2)           $800,000 during the period commencing June 15, 2002, and ending June 21, 2002;

(3)           $700,000 during the period commencing June 22, 2002, and ending June 28, 2002;

(4)           $550,000 during the period commencing June 29, 2002, and ending July 5, 2002;

(5)           $400,000 during the period commencing July 6, 2002, and ending July 12, 2002;

(6)           $250,000 during the period commencing July 13, 2002, and ending July 19, 2002; and

(7)           $100,000 during the period commencing July 20, 2002, and ending July 26, 2002.

No overadvances shall remain outstanding pursuant to this Section 2.2(b) from and after July 27, 2002.  In addition to the other rights and remedies available to Lender upon the occurrence of any Default or Event of Default, Lender may demand immediate payment of any amounts outstanding pursuant to this Section 2.2(b) upon the occurrence and during the continuation of any Default or Event of Default without exercising any other rights or remedies or otherwise limiting the rights of Lender otherwise pursuant to this Agreement or applicable law.”

2.03        Amendment to Limit Payments on Certain Subordinated Indebtedness.  Section 9.9(c) of the Loan Agreement is hereby amended and restated to read in its entirety as follows:

“(c)         Borrower may incur and suffer to exist unsecured indebtedness of Borrower to MVII, LLC, a California limited liability company (“MVII”), as evidenced by that certain Promissory Note, dated January 7, 2000, issued by Borrower and payable to the order of MVII, LLC (the “MVII Note”), which indebtedness is subject and subordinate in right of payment to the right of Lender to receive the prior final payment and satisfaction in full of all of the Obligations; provided, that:  (i) the principal amount of such indebtedness shall not exceed $5,000,000.00, less the aggregate amount of all repayments, repurchases or redemptions, whether optional or mandatory in respect thereof, plus interest thereon at the rate provided for in such agreement or instrument as in effect on the date thereof, (ii) Borrower shall not, directly or indirectly, make any payments in respect of such indebtedness, including, but not limited to, any prepayments or other non-mandatory payments, except to the extent expressly permitted under that certain Amended and Restated Subordination Agreement, dated of even date with the Ninth Amendment, by and among E. Thomas Martin, MVII and Lender (the “MVII Subordination Agreement”), as acknowledged and received by Borrower, which MVII Subordination Agreement requires, among other conditions (A) that after giving effect to each Permitted Payment (as defined in such Subordination Agreement) and any other payments then permitted under this Section 9.9, the Excess Availability (as defined in such MVII Subordination Agreement) shall be equal to, or greater than, $750,000, (B) that principal payments on the MVII Note shall be made no more frequently than monthly or in amounts greater than $50,000 each month; provided, that an additional principal payment not in excess of (x) $300,000, plus (y) the unpaid amount of previously scheduled payments of principal and interest that would have been paid in prior periods but for the limitations set forth in the MVII Subordination Agreement, may be made on, or within ten (10) days after, the forty-fifth day following delivery by Borrower to the Lender of the audited annual financial statements described in Section 9.6(a)(ii) hereof to the extent the above-stated Excess Availability requirement for Permitted Payments shall permit such payment (iii) Borrower shall not, directly or indirectly, (A) amend, modify, alter or change any terms of such indebtedness or any agreement, document or instrument related thereto, or (B) redeem, retire, defease, purchase or otherwise acquire such indebtedness, or set aside or otherwise deposit or invest any sums for such purpose, and (iv) Borrower shall furnish to Lender all notices, demands or other materials concerning such indebtedness either received by Borrower or on its behalf, promptly after receipt thereof, or sent by Borrower or on its behalf, concurrently with the sending thereof, as the case may be.  Notwithstanding Section 9.9(c)(i) above, Borrower shall be permitted to reborrow principal amounts paid on the MVII Note from time to time, provided, that, the outstanding principal amount of the MVII Note shall not exceed the original principal amount of the MVII Note; provided, further, that, the stated interest rate of such indebtedness shall not be increased, the frequency of payments shall not be increased and the principal amount of the MVII Note, as increased from time to time, shall be payable no more frequently than monthly or in amounts greater than the amounts permitted by clause (ii)(B) above.  Borrower shall promptly provide written notice to Lender of an increase in the outstanding principal amount of the MVII Note pursuant to the authority granted in this Section 9.9(c).”

                2.04        Amendment to Clean Down Period.  Section 9.20 of the Loan Agreement is hereby amended and restated to read in its entirety as follows:

                                “9.20       Clean Down Period.

                                                (a)  Except as otherwise provided in Section 9.20(b) below, for not less than thirty (30) consecutive days during the period January 31 to and including April 30 of each year, the Borrower shall not permit the aggregate outstanding principal amount of the Loans to equal or exceed $3,000,000.

                                                (b)  For not less than thirty (30) consecutive days during the period January 31, 2003, to and including April 30, 2003, the Borrower shall not permit the aggregate outstanding principal amount of the Loans to equal or exceed $4,000,000.”

ARTICLE III

Waiver

                Upon satisfaction of the conditions set forth in Article V of this Amendment, Lender hereby waives compliance with the provisions of Section 9.20 of the Loan Agreement for the period commencing January 31, 2002, and ending April 30, 2002.  The waiver agreed to herein is strictly limited to Section 9.20 of the Loan Agreement for the period described above, shall not impair, restrict or limit any right or remedy of Lender with respect to any Event of Default that may now exist or hereafter arise under the Loan Agreement, and shall not constitute any course of dealing or other basis for altering any obligation of the Borrower or any right, privilege or remedy of Lender under the Loan Agreement.

ARTICLE IV

Borrower Acknowledgement

                Borrower acknowledges and agrees that the Overadvance Facility does not create “excess availability” for advances of Loans as calculated under Section 2.1 of the Loan Agreement, and that the ability to make principal payments pursuant to Section 9.9(c) of the Loan Agreement is subject to the limitations set forth in Section 9.9(c) of the Loan Agreement, including the payment in full of the Overadvance Facility.  Any payment of indebtedness in violation of Section 9.9(c) of the Loan Agreement will result in an immediate Event of Default under the Loan Agreement and the other Financing Agreements.  The Lender will have all of the rights and remedies provided in the Loan Agreement, the other Financing Agreements, the Uniform Commercial Code and other applicable law, all of which rights and remedies may be exercised without notice to or consent by the Borrower or any Obligor.

ARTICLE V

Conditions to Effectiveness

                This Amendment shall become effective upon satisfaction of the following conditions:

                (a)           the execution of this Amendment by Borrower and Lender;  and

                (b)           payment by Borrower of all fees and expenses required to be paid by Borrower pursuant to Section 6.03 of this Amendment.

ARTICLE VI

Ratifications, Representations, Warranties and Covenants

                6.01        Ratifications. Except as expressly amended hereby, the terms and provisions of the Loan Agreement are ratified and confirmed and shall continue in full force and effect.  Borrower and Lender agree that the Loan Agreement, as amended hereby, and each agreement and instrument executed in connection herewith, shall continue to be legal, valid, binding and enforceable in accordance with their respective terms.

                6.02        Representations and Warranties.  Borrower hereby represents and warrants to Lender that (a) the execution, delivery and performance of this Amendment has been authorized by all requisite corporate action on the part of Borrower and does not violate the Articles of Incorporation or Bylaws of Borrower; (b) the representations and warranties contained in the Loan Agreement, are true and correct on and as of the date hereof; (c) upon the effectiveness of this Amendment, no Event of Default under the Loan Agreement is continuing and no event or condition exists that with the giving of notice or the lapse of time, or both, would be an Event of Default; and (d) Borrower is in full compliance with all covenants and agreements contained in the Loan Agreement and each agreement and instrument entered into in connection therewith (assuming execution and delivery of this Amendment).

                6.03        Fee Payable to Lender Payment of Legal and Other Expenses.  Upon the execution of this Amendment by Lender, Borrower hereby agrees to pay to Lender a commitment fee in the amount of $15,000.00, which may be charged by Lender to Borrower’s loan account without further agreement or consent of Borrower.  In addition and as provided in the Loan Agreement, Borrower agrees to pay on demand all costs and expenses incurred by Lender in connection with the preparation, negotiation and execution of this Amendment, including, without limitation, the costs and fees of Lender’s legal counsel, and all costs and expenses incurred by Lender in connection with the enforcement or preservation of any rights under the Loan Agreement, as amended hereby, or any agreement, document or instrument executed in connection therewith.

                6.04        Covenant to Obtain Amended and Restated Subordination Agreement.  On or before July 1, 2002, Borrower shall (a) cause E. Thomas Martin and MVII, LLC, a California limited liability company, to execute and deliver to Lender an Amended and Restated Subordination Agreement in substantially the same form as attached hereto as Exhibit A and (b) execute such acknowledgements and covenants with respect to such Amended and Restated Subordination Agreement as Lender may require.  The failure of Borrower to timely deliver executed copies of such Amended and Restated Subordination Agreement and acknowledgements shall be an Event of Default under the Loan Agreement without notice or opportunity to cure, and Lender at its option shall be entitled to cease advancing sums to, or for the benefit of, Borrower and exercise such other rights and remedies as may be available to Lender pursuant to the Loan Agreement, the other Financing Agreements or applicable law.

ARTICLE VII

Miscellaneous Provisions

                7.01  Survival of Representations and Warranties.  All representations and warranties made herein and in the Loan Agreement shall survive the execution and delivery of this Amendment, and no investigation by Lender shall affect the representations and warranties or the right of Lender to rely upon them.

                7.02        Reference to Loan Agreement.  The Loan Agreement, as amended hereby, and all other agreements, documents or instruments now or hereafter executed and delivered pursuant to the terms thereof are hereby amended so that any reference in the Loan Agreement or such other agreements, documents and instruments shall mean a reference to the Loan Agreement, as amended hereby.

                7.03        Severability.  Any provision of this Amendment held by a court of competent jurisdiction to be invalid or unenforceable shall not impair or invalidate the remainder of this Amendment and the effect thereof shall be confined to the provision so held to be invalid or unenforceable.

                7.04        Successors and Assigns.  This Amendment is binding upon and shall inure to the benefit of Lender and Borrower and their respective successors and assigns, except Borrower may not assign or transfer any of its rights or obligations hereunder without the prior written consent of Lender.

                7.05        Counterparts.  This Amendment may be executed in one or more counterparts, each of which when so executed shall be deemed to be an original, but all of which when taken together shall constitute one and the same instrument.

                7.06        Headings.  The headings, captions, and arrangements used in this Amendment are for convenience only and shall not affect the interpretation of this Amendment.

                7.07        Applicable Law.  THIS AMENDMENT AND ALL OTHER LOAN DOCUMENTS EXECUTED PURSUANT HERETO SHALL BE DEEMED TO HAVE BEEN MADE AND TO BE PERFORMABLE IN AND SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS.

                7.08        Final Agreement.  THE FINANCING AGREEMENTS (INCLUDING THE LOAN AGREEMENT AND THIS AMENDMENT), AS AMENDED HEREBY, REPRESENT THE ENTIRE EXPRESSION OF THE PARTIES WITH RESPECT TO THE SUBJECT MATTER HEREOF ON THE DATE THIS AMENDMENT IS EXECUTED.  THE FINANCING AGREEMENTS, AS AMENDED HEREBY, MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES.  THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.  NO MODIFICATION, RESCISSION, WAIVER, RELEASE OR AMENDMENT OF ANY PROVISION OF THIS AMENDMENT SHALL BE MADE, EXCEPT BY A WRITTEN AGREEMENT SIGNED BY BORROWER AND LENDER.

                7.09        Release.  BORROWER HEREBY ACKNOWLEDGES THAT IT HAS NO DEFENSE, COUNTERCLAIM, OFFSET, CROSS-COMPLAINT, CLAIM OR DEMAND OF ANY KIND OR NATURE WHATSOEVER THAT CAN BE ASSERTED TO REDUCE OR ELIMINATE ALL OR ANY PART OF ITS LIABILITY TO REPAY THE OBLIGATIONS (AS DEFINED IN THE LOAN AGREEMENT) OR TO SEEK AFFIRMATIVE RELIEF OR DAMAGES OF ANY KIND OR NATURE FROM LENDER.  BORROWER HEREBY VOLUNTARILY AND KNOWINGLY RELEASES AND FOREVER DISCHARGES LENDER, ITS PREDECESSORS, AGENTS, EMPLOYEES, SUCCESSORS AND ASSIGNS, FROM ALL POSSIBLE CLAIMS, DEMANDS, ACTIONS, CAUSES OF ACTION, DAMAGES, COSTS, EXPENSES, AND LIABILITIES WHATSOEVER, KNOWN OR UNKNOWN, ANTICIPATED OR UNANTICIPATED, SUSPECTED OR UNSUSPECTED, FIXED, CONTINGENT, OR CONDITIONAL, AT LAW OR IN EQUITY, ORIGINATING IN WHOLE OR IN PART ON OR BEFORE THE DATE THIS AMENDMENT IS EXECUTED, WHICH THE BORROWER MAY NOW OR HEREAFTER HAVE AGAINST LENDER, ITS PREDECESSORS, AGENTS, EMPLOYEES, SUCCESSORS AND ASSIGNS, IF ANY, AND IRRESPECTIVE OF WHETHER ANY SUCH CLAIMS ARISE OUT OF CONTRACT, TORT, VIOLATION OF LAW OR REGULATIONS, OR OTHERWISE,

AND ARISING FROM ANY LOANS (AS DEFINED IN THE LOAN AGREEMENT), INCLUDING, WITHOUT LIMITATION, ANY CONTRACTING FOR, CHARGING, TAKING, RESERVING, COLLECTING OR RECEIVING INTEREST IN EXCESS OF THE HIGHEST LAWFUL RATE APPLICABLE, THE EXERCISE OF ANY RIGHTS AND REMEDIES UNDER THE LOAN AGREEMENT OR ANY FINANCING AGREEMENT, DOCUMENT OR INSTRUMENT ENTERED INTO IN CONNECTION THEREWITH.

[Signature Page Follows]

Executed as of the day and year first written above.

DSI TOYS, INC.

By:	/s/ Robert L. Weisgarber
Name:	Robert L. Weisgarber
Title:	Chief Financial Officer

SUNROCK CAPITAL CORP.

By:	/s/ Y. Renee Hannah
Name:	Y. Renee Hannah
Title:	Account Executive

Exhibit A

AMENDED AND RESTATED SUBORDINATION AGREEMENT

                This AMENDED AND RESTATED SUBORDINATION AGREEMENT (this “Subordination Agreement”) is made and entered into this         day of                     , 2002, by and among E. Thomas Martin, an individual, and MVII, LLC, a California limited liability company (collectively, the “Subordinated Creditor”), and Sunrock Capital Corp., a Delaware corporation (“Sunrock”).

RECITALS

                A.            DSI Toys, Inc., a Texas corporation (“Borrower”), is, or may become, indebted to Subordinated Creditor in the amount and on the evidences of indebtedness described on Exhibit A attached hereto.

                B.            Borrower and Sunrock have entered into that certain Loan and Security Agreement, dated as of February 2, 1999, as amended by that certain Amendment No. 1 to Loan and Security Agreement, dated effective as of June 30, 1999, by and between Sunrock and Borrower, that certain Amendment No. 2 to Loan and Security Agreement, dated as of the date hereof, by and between Sunrock and Borrower, that certain Amendment No. 3 to Loan and Security Agreement, dated July 13, 2000, between Borrower and Sunrock, that certain Amendment No. 4 to Loan and Security Agreement, dated March 30, 2001, between Borrower and Sunrock, that certain Amendment No. 5 to Loan and Security Agreement, dated July 1, 2001, between Borrower and Sunrock, that certain Amendment No. 6 to Loan and Security Agreement, dated August 13, 2001, between Borrower and Sunrock, that certain Amendment No. 7 to Loan and Security Agreement, dated March    , 2002, between Borrower and Sunrock, that certain Amendment No. 8 to Loan and Security Agreement, dated March 29, 2002, between Borrower and Sunrock, and that certain Amendment No. 9 to Loan and Security Agreement, dated June 12, 2002, between Borrower and Sunrock (as the same may be amended, modified or supplemented from time to time, the “Loan Agreement”), pursuant to which Sunrock has a first priority lien in substantially all the assets and property of Borrower, including the proceeds thereof.

                C.            Subordinated Creditor has benefited, and will continue to benefit, from Sunrock’s loans to Borrower.

                D.            It is a condition precedent to Sunrock’s consent to the transactions currently proposed by Borrower that Subordinated Creditor subordinate its claims against Borrower to the claims of Sunrock against the Borrower, to the extent and in the manner provided by this Subordination Agreement.

                NOW, THEREFORE, to induce Sunrock to consent to the transactions currently proposed by Borrower, Subordinated Creditor and Sunrock hereby agree as follows:

                1.             Definitions.           The following terms shall have the following definitions for purposes of this Subordination Agreement:

                                “Bankruptcy Code” shall mean Chapter 11 of Title 11 of the United States Code (11 U.S.C. §101 et seq.).

                “Excess Availability” shall mean as of any date, the average dollar amount of Loans (as defined in the Loan Agreement) available to Borrower for the thirty (30) day period immediately preceding the applicable date of payment under the Subordinated Debt.  For purposes of the foregoing, the amount of Loans available to Borrower as of any date shall be determined by Sunrock in accordance with the formula set forth at Section 2.1 of the Loan Agreement, after giving effect to all Availability Reserves (as defined in the Loan Agreement) and the limitations set forth at Section 2.4 of the Loan Agreement.

                                “Event of Default” shall have the meaning set forth from time to time under the Loan Agreement.

                                “Letter of Credit” shall mean Irrevocable Letter of Credit Number N75340949, dated January 7, 2000, issued by Wells Fargo Bank, N.A., for the benefit of Walter S. Reiling and Susan Reiling, together with all replacements and substitutions thereof, which Letter of Credit is the letter of credit referred to at, and fulfilling the requirement of, Section 4.1(i) of the Merger Agreement.

                                “Merger Agreement” shall mean the Agreement and Plan of Merger, dated October 7, 1999, between Borrower and Meritus Industries, Inc., a New Jersey corporation, Meritus Industries, Ltd., a Hong Kong corporation, Walter S. Reiling and Susan Reiling.

                                “Potential Default” shall mean the occurrence of any event that Sunrock determines may, with the passage of time or the giving of notice, or both, result in an Event of Default under the Loan Agreement.

                                “Property” shall mean all, or any portion of the assets and property of Borrower.

                                “Senior Debt” shall mean all loans, advances, debts, principal, interest (including any interest that, but for the provisions of the Bankruptcy Code, would have accrued), contingent reimbursement obligations under any outstanding letters of credit, premiums (including early termination or prepayment premiums), liabilities (including all amounts charged to Borrower’s loan accounts established pursuant to the Senior Debt Documents), obligations, fees, charges, costs, or expenses reimbursable or payable to Sunrock (including any fees or expenses that, but for the provisions of the Bankruptcy Code, would have accrued), lease payments, guaranties, covenants, and duties owing by Borrower to Sunrock of any kind and description (whether pursuant to or evidenced by the Senior Debt Documents or pursuant to any other agreement between Sunrock and Borrower, and irrespective of whether for the payment of money), whether direct or indirect, absolute or contingent, due or to become due, now existing or hereafter arising, and including any debt, liability, or obligation owing from Borrower to others that Sunrock may have obtained by assignment or otherwise, and further including all interest not paid when due and all expenses that Borrower is required to pay or reimburse Sunrock pursuant to the Senior Debt Documents, by law or otherwise.

                                “Senior Debt Documents” shall mean, collectively, each promissory note, loan agreement, security agreement, pledge agreement, guaranty, financing statement, deed of trust, mortgage, assignment of leases and rents, and any and all other agreements executed or delivered by Borrower in connection with the Senior Debt, and all amendments, renewals, extensions, increases or modifications thereof, including without limitation the Loan Agreement, as the same has been, or may hereafter be, amended, renewed, extended, increased or modified from time to time.

                                “Subordinated Debt” shall mean any and all indebtedness and financial obligations of Borrower to Subordinated Creditor, whether now or hereafter existing, incurred, or created, whether the obligations of Borrower shall be direct, contingent, primary, secondary, several, joint and several, or otherwise, howsoever such indebtedness may be hereafter extended, renewed or evidenced, including, without limitation, the indebtedness and financial obligations described on Exhibit A attached hereto.

                Capitalized terms used herein but not defined herein shall have the meanings given them in the Loan Agreement.

                2.             Subordination. Subordinated Creditor agrees to subordinate and does hereby subordinate payment by Borrower of all and any part of the Subordinated Debt to the prior indefeasible payment in full, in cash, to Sunrock, its successors and assigns, of any and all of the Senior Debt.  Subordinated Creditor acknowledges that the Subordinated Debt is not secured by any Property of the Borrower, and Subordinated Creditor does not currently have, nor is Subordinated Creditor, entitled to the benefit of any liens or security interests in or to the Property of Borrower.  All liens and security interests of Subordinated Creditor, if any, whether now or hereafter arising or howsoever existing, in the Property of Borrower shall be and are hereby subordinated to the rights and interests of Sunrock in or to such Property.  Subordinated Creditor shall have no right to possession of any portion of the Property or to foreclose upon any portion of the Property, whether by judicial action or otherwise, unless and until all of the Senior Debt shall have been indefeasibly paid in full, in cash.  In furtherance thereof, Subordinated Creditor agrees, unless and until the Senior Debt shall have been indefeasibly paid in full, in cash, Subordinated Creditor: (i) will not to ask for, demand or sue for all or any part of the Subordinated Debt; (ii) will not take or receive all or any part of the Subordinated Debt (other than Permitted Payments to the extent allowed under Section 7 hereof); (iii) will not take or receive any security for the Subordinated Debt or seek to enforce any claim against the Property of Borrower; and (iv) upon Sunrock’s reasonable request, Subordinated Creditor will execute and deliver to Sunrock documents confirming the subordination of any and all of Subordinated Creditor’s liens, claims and security interests against the Borrower or any of the Borrower’s Property.  Subordinated Creditor acknowledges and agrees that, in the event Permitted Payments (as defined in Section 7 hereof) are not made because the Excess Availability of Borrower as of the scheduled payment date is less than $750,000.00, Subordinated Creditor shall take no action to accelerate the Subordinated Debt or enforce its rights to receive payment from Borrower, except as otherwise expressly permitted under Section 7 below.

                3.             Subrogation.  Subordinated Creditor agrees that Sunrock shall be subrogated to Subordinated Creditor with respect to (i) Subordinated Creditor’s claims against Borrower, and (ii) Subordinated Creditor’s rights, liens and security interests, if any, in any of Borrower’s assets or Property and the proceeds thereof until the Senior Debt shall have been indefeasibly paid in full, in cash.

                4.             Insurance Claims and Proceeds.  Subordinated Creditor shall have no right to participate in the adjustment or settlement of any insurance losses or condemnation claims with respect to the Property.  Subordinated Creditor hereby agrees, upon the request and at the direction of Sunrock, to endorse in favor of Sunrock any and all checks payable to Subordinated Creditor that represent insurance proceeds paid for claims relating to the Property in any manner.  Subordinated Creditor agrees, upon request by Sunrock, to assign to Sunrock any and all insurance proceeds payable to Subordinated Creditor for claims relating to the Property.  Subordinated Creditor hereby appoints Sunrock as its attorney–in–fact to settle all insurance claims relating to the Property and to receive all payments and endorse all checks with respect to such claims to the full extent of the Senior Debt.

                5.             Limitation on Subordinated Creditor’s Actions.  So long as any of the Senior Debt remains unpaid, in whole or in part, Subordinated Creditor agrees: (i) not to commence, or to join with any other creditor in commencing, any bankruptcy, reorganization or insolvency proceedings with respect to Borrower without the prior written consent of Sunrock; and (ii) not to commence, prosecute, or participate in any administrative, legal, or equitable action that might adversely affect Borrower or Sunrock or any of their interests or Property, including without limitation, any claim of any fraudulent transfer or conveyance from any person or entity to any of the Borrower or Sunrock.  Nothing contained in this Section 5 of this Subordination Agreement shall restrict the assignment of any claims possessed by Borrower in respect of the transactions contemplated by the Letter of Credit to the Subordinated Creditor such that Subordinated Creditor may pursue such claims directly against the issuer of said Letter of Credit or the beneficiaries of such Letter of Credit.

6.             Readjustment of Subordinated Debt.  Subordinated Creditor further agrees that, upon any distribution of the assets or readjustment of the indebtedness of Borrower, whether by reason of liquidation, composition, bankruptcy, arrangement, receivership, assignment for the benefit of creditors or any other action or proceeding involving the readjustment of all or any of the Subordinated Debt, or the application of the assets of Borrower to the payment or liquidation thereof, Sunrock shall be entitled to receive payment in full in cash of the Senior Debt prior to the payment of all or any part of the Subordinated Debt.

                7.             Permitted Payments.  Notwithstanding the foregoing provisions, but subject to the limitations set forth below, until such time as Subordinated Creditor shall have received, or be deemed to have received, written notice in accordance with the terms hereof from Sunrock or its agents of the occurrence of an Event of Default or Potential Default, Subordinated Creditor may

accept and retain from Borrower payments in respect of the Subordinated Debt to the extent expressly set forth on Exhibit A hereto (collectively, the “Permitted Payments”); provided, however: (i) after giving effect to each such Permitted Payment and any other payments then permitted under Section 9.9 of the Loan Agreement, the Excess Availability shall be equal to, or greater than, $750,000.00; (ii) Permitted Payments shall include only payments in respect of the original amortization schedule, if any, of the stated principal amount of the Subordinated Debt as set forth in the instruments described on Exhibit A without regard to any future amendment of such instruments (unless such amendment shall delay or reduce the otherwise scheduled principal payments) and only to the extent permitted by Exhibit A; (iii) Permitted Payments shall not include any amounts due and owing by Borrower to Subordinated Creditor in respect of reimbursement obligations (whether through contract, common law right of contribution or otherwise) related to the Letter of Credit or any increase in the stated principal amount of the Subordinated Debt as a result of any draw on the Letter of Credit; and (iv) to the extent any Permitted Payment is not permitted to be made when scheduled as a result of the foregoing conditions, such payment shall be deferred until the maturity of the Subordinated Debt. The original stated principal amount of the Subordinated Debt is hereby acknowledged and agreed to be as set forth on Exhibit A.  From and after Subordinated Creditor’s receipt, or deemed receipt, of written notice of an Event of Default or Potential Default, Permitted Payments may not be accepted or retained by Subordinated Creditor until all Events of Default and Potential Defaults shall have been cured or otherwise waived by Sunrock.  Upon receipt, or deemed receipt, of notice from Sunrock that all Events of Default and Potential Defaults have been cured or otherwise waived by Sunrock, Permitted Payments may resume.

                8.             Property Held in Trust.  If (i) any money or other Property (other than the Permitted Payments that Subordinated Creditor is permitted to receive and retain under Section 7 preceding) is received by Subordinated Creditor for application on the Subordinated Debt or (ii) any money or other Property shall be disbursed to Subordinated Creditor at any time after (a) Sunrock’s delivery to Subordinated Creditor of notice of an Event of Default or Potential Default and prior to Sunrock’s delivery of notice that all Events of Default and Potential Defaults have been cured or otherwise waived by Sunrock or (b) during any time when the Excess Availability shall be less than $750,000.00, Subordinated Creditor will hold such money and other Property in trust for Sunrock and, promptly after receipt thereof and written request from Sunrock, deliver such money and other Property to Sunrock.  Notwithstanding the foregoing, in the event disbursement of a Permitted Payment results in the occurrence of an Event of Default, Potential Default or Excess Availability less than $750,000.00, Subordinated Creditor will hold such money or other Property disbursed in such Permitted Payment in trust for Sunrock and, promptly following Sunrock’s request, deliver such money or other Property to Sunrock.  No payment or distribution to Sunrock pursuant to the provisions of this Subordination Agreement shall entitle Subordinated Creditor to exercise any rights of subrogation in respect thereof until the Senior Debt shall have been indefeasibly paid in full in cash.

                9.             Assignment or Amendment of Subordinated Debt.  Subordinated Creditor hereby agrees not to assign or transfer, at any time while this Subordination Agreement remains in effect, any rights, claim or interest of any kind in or to any of the Subordinated Debt without (i) first notifying Sunrock and (ii) making such assignment expressly subject to this Subordination

Agreement. Subordinated Creditor will, upon request from Sunrock, deliver any note or other evidence of the Subordinated Debt to Sunrock, and Sunrock may (or Subordinated Creditor, upon request from Sunrock, will) add a legend, substantially in the form set forth on Exhibit B, to such note or other evidence of the Subordinated Debt stating that payment thereof is subject to the provisions of this Subordination Agreement.  Subordinated Creditor shall not subordinate any of the Subordinated Debt to any indebtedness of the Borrower or any affiliate of Borrower, other than the Senior Debt.  Subordinated Creditor agrees that it shall not amend or modify the terms of the Subordinated Debt without the prior written consent of Sunrock in any manner that has the effect of accelerating the time of payments under the Subordinated Debt, increasing the amount of such payments or adding any additional covenants or defaults under the documents evidencing the same.

                10.           Assignment of Senior Debt.  Sunrock may, from time to time, whether before or after any discontinuance of this Subordination Agreement, in its sole discretion and without notice to Subordinated Creditor, assign or transfer any or all of the Senior Debt or any interest therein, and, notwithstanding any such assignment or transfer or subsequent assignment or transfer thereof, the Senior Debt Documents and the Senior Debt shall remain senior to the Subordinated Debt for the purposes of this Subordination Agreement.

                11.           Renewal and Extension of Senior Debt.  This is a continuing agreement of subordination and Sunrock may continue, without notice to Subordinated Creditor, to extend credit or other accommodation or benefit and lend moneys to or for the account of Borrower on the faith hereof.  It is further understood and agreed that Sunrock may at any time, in its sole discretion, increase the amount of, or renew or extend the time of payment of all or any part of any existing or future indebtedness or obligations of Borrower to Sunrock or renew, waive or release the lien in the Property or the security interest in any collateral which may be held therefor at any time and in reference thereto to make and enter into any such agreement or agreements as Sunrock may deem proper or desirable without notice to or further assent from Subordinated Creditor and without in any manner impairing or affecting this Subordination Agreement or any of Sunrock’s rights hereunder.

                12.           Waiver of Notice.  Subordinated Creditor hereby expressly waives notice of acceptance by Sunrock of the subordination and other provisions of this Subordination Agreement and, except as expressly provided herein, all other notices whatsoever, including, without limitation, notice of the creation of any indebtedness or liability of Borrower to Sunrock, notice of the giving or extension of credit by Sunrock to Borrower, notice of protest and default, and all other notices to which Subordinated Creditor might otherwise be entitled from Sunrock.  Subordinated Creditor consents and agrees that Sunrock shall be under no obligation to marshal any assets in favor of Subordinated Creditor or against or in payment of any or all of the Senior Debt.

                13.           Rights of Sunrock as Senior Creditor.  Subordinated Creditor expressly waives reliance by Sunrock upon the subordination and other agreements as herein provided and presentment, demand and protest.  Subordinated Creditor agrees that Sunrock has made no warranties or representations with respect to the due execution, legality, validity, completeness or enforceability of the Senior Debt Documents, or the collectibility of the Senior Debt, that Sunrock shall be entitled to manage and supervise its loans to Borrower in accordance with its usual practices, modified from time to time as Sunrock deems appropriate under the circumstances, without regard to the existence of any rights that Subordinated Creditor may now or hereafter have in or to any of the assets of Borrower, and that Sunrock shall have no liability to Subordinated Creditor for, and waives any claim which Subordinated Creditor may now or hereafter have against Sunrock arising out of (i) any and all actions which Sunrock, takes or omits to take (including, without limitation, actions with respect to the creation, perfection or continuation of liens or security interests in the Property or other collateral for the Senior Debt, actions with respect to the occurrence of a “Default” or an “Event of Default” (as defined in any of the Senior Debt Documents), actions with respect to the foreclosure upon, sale, release of, depreciation of or failure to realize upon the Property or other collateral for the Senior Debt, and actions with respect to the collection of any claim for all or any part of the Senior Debt from any account debtor, guarantor or any other party with respect to the Senior Debt Documents or to the collection of the Senior Debt  or the valuation, use, protection or release of the Property or other collateral for the Senior Debt, (ii) Sunrock’s election, in any proceeding instituted under the Bankruptcy Code, of the application of Section 1111(b)(2) of the Bankruptcy Code, and/or (iii) any borrowing or grant of a security interest under Section 364 of the Bankruptcy Code.  Sunrock may, at any time and from time to time, without the consent of or notice to Subordinated Creditor, without incurring responsibility to Subordinated Creditor, and without impairing or releasing any of Sunrock’s rights, or any of the obligations of Subordinated Creditor hereunder, change the amount, manner, place or terms of payment of, or change or extend the time of payment of, or renew or alter Senior Debt in any and all respects; sell, exchange, release, or otherwise deal with all or any part of any Property securing Senior Debt; exercise or refrain from exercising any rights against the Borrower and others (including Subordinated Creditor); add or release any party or other person primarily or secondarily liable for the Senior Debt; and apply any sums, by whomsoever paid or howsoever realized, to Senior Debt.

                14.           Remedies Upon Default.  Subordinated Creditor hereby covenants and agrees that upon the occurrence and continuance of an Event of Default, Sunrock may, at its sole option, without notice to Subordinated Creditor:  (i) with or without releasing and extinguishing any liens or security interests created by the Senior Debt Documents, cause title in and to all or any portion of the Property (or any interest of any kind in the Property, including, without limitation, a beneficial interest in a land trust) to be transferred, assigned or conveyed to a nominee for Sunrock, subject to the liens of the Subordinated Debt, if any; and/or (ii) take possession of the Property and take all actions necessary to operate and maintain the Property (and to increase the amounts owed by Borrower pursuant to the Senior Debt by an amount equal to such costs) and the right to lease or sell all or any portion of the Property or any interest in the Property.  Subordinated Creditor hereby expressly waives the right to assert any and all claims and defenses against Sunrock relating to or arising from any action taken by Sunrock pursuant to this Section 14.

                15.           Financial Condition of Borrower.  Subordinated Creditor hereby assumes responsibility for keeping itself informed of the financial condition of Borrower and of all other circumstances bearing upon the risk of nonpayment of the Subordinated Debt that diligent inquiry would reveal, and Subordinated Creditor hereby agrees that Sunrock shall have no duty to advise Subordinated Creditor of information known to Sunrock regarding such condition or any such circumstances.

                16.           Entire Debt.  Subordinated Creditor represents and warrants to Sunrock that Exhibit A attached hereto identifies all of Borrower’s existing indebtedness and obligations to Subordinated Creditor.  Subordinated Creditor agrees that no person or entity owned or controlled by the Subordinated Creditor, or under common control with, any of the foregoing (other than the Borrower) shall make loans to, or otherwise extend any credit to, the Borrower, without entering into a subordination agreement in favor of Sunrock in substantially the same form as this Subordination Agreement.

                17.           Other Instruments.  Subordinated Creditor further agrees to execute and deliver to Sunrock such assignments, endorsements, or other instruments as may be reasonably required by Sunrock in order to enable Sunrock to enforce any and all claims provided or permitted hereunder and to collect any and all dividends or other payments or disbursements which may be made at any time on account of all or any of the Subordinated Debt, other than Permitted Payments to the extent allowed hereunder.

                18.           Binding Effect.  This Subordination Agreement is binding on Subordinated Creditor, its legal representatives, successors and assigns, and shall inure to the benefit of Sunrock, its successors and assigns.  Whenever reference is made in this Subordination Agreement to Borrower, such term shall include any heir, legal representative, successor or assign of Borrower, including, without limitation, a receiver, trustee or debtor–in–possession.

                19.           Notice. Any notice or notification required, permitted or contemplated hereunder shall be in writing, shall be addressed to the party to be notified at the address set forth below or at such other address as each party may designate for itself from time to time by notice hereunder, and shall be deemed to have been validly served, given or received (i) three days following deposit in the United States mail, with proper first class postage prepaid, certified, return receipt requested, (ii) the next business day after such notice was delivered to a regularly scheduled overnight delivery carrier with delivery fees either prepaid or an arrangement, satisfactory with such carrier, made for the payment of such fees, or (iii) upon receipt of notice given by telecopy, mailgram, telegram, telex, or personal delivery:

To Sunrock:	Sunrock Capital Corp.
11 Penn Center
1835 Market Street
Philadelphia, Pennsylvania 19103
Attention: John Erwin
Facsimile: 215-979-7679
Telephone: 215-979-7654

with copies to:	Hughes & Luce, L.L.P.
1717 Main Street, Suite 2800
Dallas, Texas 75201
Attn: John O. Sutton, Jr., Esq.
Facsimile: 214.939.6100

To Subordinated Creditor:	MVII, LLC
654 Osos Street
San Luis Obispo, California 93406
Attention: E. Thomas Martin
Facsimile: 805.545.7590

with copies to:	Andre, Morris & Buttery
1102 Laurel Lane
San Luis Obispo, California 93406
Attention: J. Todd Mirolla
Facsimile: 805.543.0752

                20.          GOVERNING LAW.  THIS SUBORDINATION AGREEMENT SHALL BE INTERPRETED AND THE RIGHTS AND LIABILITIES OF THE PARTIES HERETO DETERMINED IN ACCORDANCE WITH THE LOCAL LAW OF THE STATE OF TEXAS, EXCLUDING ANY CONFLICTS OF LAW RULE OR PRINCIPLE THAT MIGHT OTHERWISE REFER CONSTRUCTION OR INTERPRETATION OF THIS SUBORDINATION AGREEMENT TO THE SUBSTANTIVE LAW OF ANOTHER JURISDICTION, AND ALL OTHER LAWS OF MANDATORY APPLICATION.

                21.           Entire Agreement.  This Subordination Agreement sets forth the complete undertaking and agreements of Sunrock and Subordinated Creditor with respect to the subject matter hereof, and there are no other agreements or understandings binding upon them, including, without limitation, any conflicting provisions of any agreement or note referred to on Exhibit A attached hereto.

                22.           Execution in Counterparts and Facsimile Signatures.  This Subordination Agreement may be executed in a number of identical counterparts.  If so executed, each of such counterparts shall be deemed to be an original for all purposes, and all such counterparts shall collectively constitute one Subordination Agreement.  This Subordination Agreement may be signed by facsimile signature, and a facsimile signature shall, for all purposes, have the effect of an original signature.

                IN WITNESS WHEREOF, this Subordination Agreement has been duly executed by Subordinated Creditor and Sunrock as of the day and date first written above.

E. Thomas Martin, an individual

MVII, LLC

By:
Name:
Title:

SUNROCK CAPITAL CORP.

By:

ACKNOWLEDGMENT BY BORROWER

                The Borrower hereby acknowledges receipt of a copy of the foregoing Subordination Agreement, confirms the accuracy of the information set forth in Exhibit A attached hereto and that Exhibit A identifies all of Borrower’s existing indebtedness and obligations to Subordinated Creditor, and agrees that it will not pay any indebtedness subordinated by the foregoing Subordination Agreement (except as otherwise permitted thereby) until all indebtedness of Borrower to Sunrock, its successors and assigns, now existing and hereafter arising shall have been indefeasibly paid in full, in cash.  Without limiting the foregoing, Borrower agrees that Borrower shall not make any payment to Subordinated Creditor at any time at which the Excess Availability (as defined in the foregoing Subordination Agreement) is less than $750,000.00.  The failure of Borrower to comply with the foregoing covenant shall constitute an Event of Default under Section 10 of the Loan Agreement (as defined below).  The foregoing Subordination Agreement shall constitute a “Financing Agreement” for purposes of the Loan and Security Agreement, dated February 2, 1999, by and between Borrower and Sunrock Capital Corp. (as amended, the “Loan Agreement”).

DSI TOYS, INC.

By:
Name:
Title:

STATE OF	§
§
COUNTY OF	§

                Before me                                                    , the undersigned Notary Public, on this day personally appeared E. Thomas Martin, known to me (or proved to me on the oath of                                  or through                                (description of identity card or other document)) to be the person whose name is subscribed to the foregoing instrument and acknowledged to me that he executed the same for the purposes and consideration therein expressed.

                Given under my hand and seal of office this        day of June, A.D., 2002.

Notary Public, State of
[AFFIX SEAL]	Printed Name:
Commission Expiration:

STATE OF	§
§
COUNTY OF	§

                Before me                                                    , the undersigned Notary Public, on this day personally appeared                                                     , known to me (or proved to me on the oath of                                  or through                                (description of identity card or other document)) to be the                                of MVII, LLC, a California limited liability company, and acknowledged to me that he executed the same for the purposes and consideration therein expressed.

                Given under my hand and seal of office this        day of June, A.D., 2002.

Notary Public, State of
[AFFIX SEAL]	Printed Name:
Commission Expiration:

§
§
§

                This instrument was acknowledged before me on the        day of June, A.D., 2002, by                                         ,                                                                of Sunrock Capital Corp., a Delaware corporation, on behalf of said corporation.

Notary Public,
Notary’s Printed/Stamped Name:

My Commission Expires:

THE STATE OF TEXAS
§
COUNTY OF HARRIS

                This instrument was acknowledged before me on the        day of June, A.D., 2002, by                                         ,                                                                of DSI Toys, Inc., a Texas corporation, on behalf of said corporation.

Notary Public, State of Texas
Notary’s Printed/Stamped Name:

My Commission Expires:

EXHIBIT A

TO

AMENDED AND RESTATED SUBORDINATION AGREEMENT

AMENDED AND RESTATED

DEBT OWED TO SUBORDINATED CREDITOR

1.             $5,000,000.00, evidenced by, and payable in accordance with, the Promissory Note (the “Subordinated Note”), dated January 4, 2000, executed by DSI Toys, Inc., payable to the order of MVII, LLC, a California limited liability company, in installments, the final installment of which is due on July 1, 2004, a copy of which is attached to this Exhibit A, for which Permitted Payments shall include only the following payments, subject to the limitations of Section 7 of the foregoing Subordination Agreement:  (a) interest at the rate specified in the Subordinated Note (without giving effect to any event of default) on the first day of each calendar month or the next-following day if such day shall not be a business day; (b) principal payments in the amount of $50,000 on the first day of each calendar month or the next-following business day if such day shall not be a business day, and (c) an annual principal payment in the amount of $300,000 on, or within ten (10) days after, the forty-fifth day following delivery by Borrower to Sunrock of Borrower’s audited annual financial statements in compliance with the Senior Debt Documents; provided, that to the extent any of the foregoing payments is not permitted by the terms of the foregoing Subordination Agreement to be made when scheduled, such payment shall be deferred until the maturity of the Subordinated Note.  MVII, LLC shall be permitted to make future loans to Borrower and increase the outstanding principal amount of the Subordinated Note from time to time by the amount of such future loans, not to exceed $700,000 in the aggregate for all such loans; provided, that, the stated interest rate of the Subordinated Note shall not be increased, the frequency of payments shall not be increased and the principal amount of the Subordinated Note, as increased from time to time, shall be payable no more frequently than monthly or in principal amounts greater than the amounts permitted by clauses (b) and (c) above.

2.             Reimbursement obligations under the Letter of Credit (as defined in the foregoing Subordination Agreement), not to exceed $868,000.00 in the aggregate, for which no Permitted Payments shall be made.

EXHIBIT B

TO

AMENDED AND RESTATED

SUBORDINATION AGREEMENT

LEGEND TO NOTE

THIS PPROMISSORY NOTE, AND PAYMENT AND ENFORCEMENT HEREOF, IS SUBJECT TO THE TERMS AND PROVISIONS OF THAT CERTAIN AMENDED AND RESTATED SUBORDINATION AGREEMENT DATED                                            , 2002, AMONG SUNROCK CAPITAL CORP., E. THOMAS MARTIN AND MVII, LLC, A CALIFORNIA LIMITED LIABILITY COMPANY, AND ACKNOWLEDGED BY DSI TOYS, INC., AS SUCH SUBORDINATION AGREEMENT MAY BE AMENDED FROM TIME TO TIME.